SEVERANCE AGREEMENT AND RELEASE

     This AGREEMENT dated January 31, 2002 is made by and between Saucony, Inc. (the "Company") and Arthur Rogers, Jr. (the "Employee").

     WHEREAS,  the parties wish to resolve  amicably the  Employee's  separation
from  the  Company  and  establish  the  terms  of  the   Employee's   severance
arrangement;

     NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1. Termination Date. The Employee's effective date of termination from the Company is January 4, 2002 (the "Termination Date").

2. Monetary Consideration. In return for the execution of the instant Severance Agreement and Release, the Company agrees to pay the Employee Two Hundred and Forty-five Thousand Dollars ($245,000), from which the Company may withhold all applicable state and federal taxes, as severance pay (the "Severance Pay"). The Severance Pay will be paid to the Employee bi-weekly over a twelve (12) month period with the first payment to be paid no earlier than eight days after execution of the Agreement and provided that the Employee has not revoked his acceptance of the Agreement during the seven (7) day revocation period. Additionally, as further consideration, the Company agrees to continue the Employee's coverage under the Company's group health and dental plans, for a twelve (12) month period commencing on the Employee's Termination Date (the "Benefits Period"). During the Benefits Period, the Company will pay the share of the premium for such coverage that is paid by the Company for active employees who receive the same type of coverage. The Employee agrees to pay his share of the premium ($89.90) during the Benefits Period, which shall be deducted bi-weekly from the Severance Pay described in this Paragraph. At the end of the Benefits Period, the Employee may elect to continue his group health and/or dental coverage pursuant to the federal "COBRA" law, 29 U.S.C. ss. 1161 et seq. for the remainder of the COBRA period by paying 100% of the premium for as long as and to the extent that the Employee remains eligible for COBRA, and the Company will provide the Employee with all necessary information regarding making such an election.

3. Employee Release. The Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, and parent companies, agents, employees, and attorneys from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which he ever had or has as of the date of this Agreement against the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries and parent companies, agents, employees and attorneys, arising out of his employment with or separation from the Company including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. ss. 2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C., ss. 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., ss. 12101 et seq., and the Massachusetts Fair Employment Practices Act, M.G.L. c. 151B, ss. 1 et seq., all as amended, and all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. ss. 1681 et seq., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. ss. 1001 et seq., the
     Massachusetts Civil Rights Act, M.G.L. c. 12 ss.ss. 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c. 93 ss. 102 and M.G.L. c. 214, ss. 1C, the Massachusetts Labor and Industries Act, M.G.L. c. 149, ss. 1 et seq., and the Massachusetts Privacy Act, M.G.L. c. 214, ss. 1B, all as amended, and all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage arising out of the Employee's employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above, excepting only a claim for breach of this Agreement; provided, however, that nothing in this Agreement prevents him from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that the Employee acknowledges that he may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding).

4. Company Release. The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Employee, his heirs and personal representatives, from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which it ever had or has as of the date of this Agreement against the Employee arising out of his employment with or separation from the Company, including without limitation all common law claims including, but not limited to, actions in tort, defamation and breach of contract, and any claim or damage arising out of the Employee's employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local ordinance not expressly referenced above, excepting only any claim for breach of this Agreement and any violation of the Employee Patent and Proprietary Information Agreement signed by the Employee.

5. Non-Disclosure. The Employee acknowledges his obligation to keep confidential all non-public information concerning the Company which he acquired during the course of his employment with the Company, as stated more fully in the Employee Patent and Proprietary Information Agreement executed by the Employee at the inception of his employment which remains in full force and effect.

6. Return of Company Property. The Employee confirms that he has returned to the Company all keys, files, records (and copies thereof), equipment and other Company-owned property in his possession or control. In addition, the Employee agrees to leave intact all electronic documents of the Company, including those which he developed or help develop during his employment.

7. Non-Disparagement. The Employee understands and agrees that as a condition for payment to him of the consideration described herein, he will not make any false, disparaging or derogatory statements to any third party, including but not limited to, any media outlet, industry group, investors, financial institution or current or former employee, consultant, client or customer of the Company or any of its subsidiaries regarding the Company or any of its subsidiaries or any of their directors, officers, employees, agents or representatives or about the Company's or any of its subsidiaries' business affairs and financial condition. The Company understands and agrees that it will direct those privy to the terms of this Agreement not to make any false, disparaging or derogatory statements to any third party, including but not limited to, any media outlet, industry group, current or potential employer of the Employee, financial institution or current or former employee, consultant, client or customer of the Company or any of its subsidiaries regarding the Employee, his employment by the Company or the circumstances of the termination of his employment by the Company.

8. Non-Competition, Non-Solicitation and Non-Hire. For a period of twelve (12) months following the Employee's termination, the Employee will not, directly or indirectly:

(a) Engage in any business or enterprise (whether as an owner, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise, except as the holder of not more than 1% of the combined voting power of the outstanding stock of a publicly held company) that designs, manufactures and/or (exclusively or primarily at wholesale) sells athletic running shoes and is competitive with the Company's business;

(b) Either alone or in association with others, solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while he/she was employed by the Company.

(c) Either alone or in association with others, recruit, solicit, hire or engage as an independent contractor, any person who was employed by the Company or any of its subsidiaries at any time during the period of the Employee's employment with the Company, except for an individual whose employment with the Company has been terminated for a period of six months or longer.

(d) If any restriction set forth in this Section 8 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(e) The Employee acknowledges that the restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief without posting a bond.

(f) The geographic scope of this Section shall extend to anywhere the Company or any of its subsidiaries is doing business, has done business or has plans to do business.

(g) If the Employee violates the provisions of this Section, the Employee shall continue to be held by the restrictions set forth in this Section, until a period equal to the period of restriction has expired without any violation.

9. Confidentiality. To the extent permitted by law, the parties understand and agree that for the mutual consideration herein described, the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in this Agreement, shall be maintained as confidential by the parties hereto, and their respective agents and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the other party.

10. Nature of Agreement. The Employee understands and agrees that this Agreement is a severance agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

11. Amendment. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date signed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

12. Waiver of Rights. No delay or omission by either party in exercising any rights under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

13. Validity. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this Agreement.

14. Applicable Law, Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. The parties hereby irrevocably submit to the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this Agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under, or in connection with this Agreement or its subject matter. THE PARTIES FURTHER AGREE TO WAIVE ANY JURY TRIAL RIGHT AND AGREE TO HAVE ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT DECIDED BY A JUDGE.

15. Acknowledgments. The Employee acknowledges that he has been given twenty-one (21) days to consider this Agreement and that the Company advised him to consult with an attorney of his own choosing prior to signing this Agreement. Further, the Employee acknowledges he may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

16. Voluntary Assent. The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement, understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

17. Time To Accept Offer. This offer to enter into the Severance Agreement and Release (the "Offer") will continue to remain open until January 25, 2002. If an executed Agreement is not received by the Company on that date, the Offer will officially be revoked.

18. Entire Agreement. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to the severance and supercedes all previous oral and written negotiations, agreements, commitments, and writings in connection therewith. Nothing in this Section shall, however, modify, cancel or supercede the Employee's obligations set forth in Section 8.

19.  Counterparts.   This  Agreement  may  be  executed  in  two  (2)  signature counterparts, each of which shall constitute an original, but all of which taken together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.

ARTHUR ROGERS,  JR.                              SAUCONY,  INC.

/s/Arthur Rogers, Jr.                            /s/ Michael Umana
                                                 Michael Umana